THE UNSECURED CONVERTIBLE PROMISSORY NOTE TO WHICH THIS AMENDMENT NO. 2 (“AMENDMENT NO. 2”) TO UNSECURED CONVERTIBLE PROMISSORY NOTE RELATES (AS AMENDED BY AMENDMENT NO. 1 AND THIS AMENDMENT NO. 2, THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDMENT NO. 2 TO UNSECURED CONVERTIBLE PROMISSORY NOTE

Dated as of March 27, 2024
Principal Amount: $175,000	Denver, Colorado

XTI Aircraft Company, a Delaware corporation (the “Maker”), has assigned the Unsecured Convertible Promissory Note, dated as of October 1, 2023 (the “Original Note”), as amended by that certain Amendment No. 1, dated March 11, 2024, and this Amendment No. 2 to XTI Aerospace, Inc. (“XTI Aerospace”). XTI Aerospace hereby assumes the Original Note as amended, as Maker, with full obligations thereof, effective as of the date hereof. David E. Brody (the “Holder”) hereby accepts such assignment.

This Amendment No. 2 is effective as of the date hereof, as follows:

1.The Holder acknowledges that immediately prior to the closing of the merger between XTI Aircraft and a wholly-owned subsidiary of Inpixon, all but $175,000 of the amount due under the Original Notes, as amended, was satisfied through the issuance to the Holder of shares of XTI Aircraft common stock.

2.The Maturity Date on which Maker was required to pay $175,000 to Holder pursuant to Amendment No. 1, is hereby changed to be on or before April 1, 2024 (the “Maturity Date”).

3.No further amendment, change, supplement or update to the Original Note or Amendment No. 1 shall be permitted without the prior written consent of the Holder.

4.All of the other terms of the Original Note, as amended by Amendment No. 1 and this Amendment No. 2, remain unchanged and in effect.

IN WITNESS WHEREOF, Maker and Holder, intending to be legally bound hereby, have caused this Amendment No. 2 to be duly executed by the undersigned as of the day and year first above written.

HOLDER	XTI AEROSPACE, INC.

/s/ David E. Brody_________________	By:	/s/ Scott Pomeroy
David E. Brody		Name:	Scott Pomeroy
		Title:	Chief Executive Officer